Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2026 SECOND QUARTER EARNINGS OF $0.90 PER DILUTED SHARE

GRAND RAPIDS, Mich., July 23, 2026 - Independent Bank Corporation (NASDAQ: IBCP) reported second quarter 2026 net income of $18.8 million, or $0.90 per diluted share, versus net income of $16.9 million, or $0.81 per diluted share, in the prior-year period.
Highlights for the second quarter of 2026 include:
•A net interest margin of 3.71% (six basis point increase from the linked quarter);
•Increase in net interest income of $1.0 million (or 2.2% ) over the first quarter of 2026;
•Increase in tangible common equity per share of common stock of $0.86 (or 14.8% annualized) from March 31, 2026;
•A return on average assets and a return on average equity of 1.37% and 14.52%, respectively, for the quarter ended June 30, 2026;
•Net growth in total deposits, less brokered time deposits, of $38.2 million (or 3.2% annualized) from March 31, 2026;
•Net loan growth of $105.8 million (or 9.8% annualized) from March 31, 2026;
•An increase in the tangible common equity ratio to 8.9% at June 30, 2026; and
•The payment of a $0.28 per share quarterly dividend on common stock on May 14, 2026.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “Our second quarter performance demonstrates the strength of Independent Bank’s community banking model and the continued benefits of disciplined balance sheet management, relationship-based lending, and a stable, locally-focused deposit franchise. We saw broad-based momentum across the business, with core customer activity supporting loan growth, core deposit growth, improved earning-asset yields, and continued capital generation. Just as important, we achieved these results while maintaining strong asset quality, prudent liquidity, and capital levels that position us well for the current operating environment.

“The quarter also reinforced the value of our strategy: serving attractive Michigan markets through local decision-making, deep customer relationships, and consistent credit discipline. We believe that approach continues to differentiate Independent Bank and supports durable performance through changing rate and economic cycles. We were pleased to complete our acquisition of HCB Financial Corp. on July 1, 2026. Integration work is underway, and we believe the combination strengthens our presence in complementary markets and enhances our ability to serve customers, employees, communities, and shareholders over the long term.”

Significant items impacting comparable second quarter 2026 and 2025 results include the following:

•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of $1.8 million ($0.07 per diluted share, after tax) for the three-month period ended June 30, 2026, as compared to ($0.2) million (($0.01) per diluted share, after tax) for the three-month period ended June 30, 2025.

•Gain on equity securities at fair value of $1.6 million ($0.06 per diluted share, after tax) in the second quarter ended June 30, 2026, attributable to the exchange of our Visa Class B-2 common stock. No gain or loss on equity securities at fair value was recorded for the second quarter of 2025.

Operating Results
The Company’s net interest income totaled $47.9 million during the second quarter of 2026, an increase of $3.3 million, or 7.4% from the year-ago period, and an increase of $1.0 million, or 2.2%, from the first quarter of 2026 which had one less day of earnings. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.71% during the second quarter of 2026, compared to 3.58% in the year-ago period, and 3.65% in the first quarter of 2026. The linked quarter increase in the net interest margin was supported by a five basis point increase on earning asset yield and a one basis point decrease in the cost of interest bearing liabilities. The year-over-year quarter and linked quarter increases in net interest income were due to both an increase in average interest-earning assets and the higher net interest margin. Average interest-earning assets were $5.22 billion in the second quarter of 2026, compared to $5.04 billion in the year-ago quarter and $5.21 billion in the first quarter of 2026.
Non-interest income totaled $15.3 million for the second quarter of 2026, compared to $11.3 million in the comparable prior year period and $12.0 million in the preceding quarter. This change was primarily due to variances in mortgage banking related revenues and gain on equity securities at fair value.

Gain on equity securities totaled $1.6 million during the second quarter of 2026. This gain resulted from the exchange of our shares of Visa Class B-2 common stock on May 8, 2026 into a combination of Visa Class C common stock and Visa Class B-3 common stock. With the completion of this exchange, the fair value of the Visa Class C common stock was recognized through income (as it is convertible into publicly traded Visa Class A common stock) while the Visa Class B-3 common stock continues to be carried at zero.
Net gains on mortgage loans in the second quarters of 2026 and 2025 were approximately $1.7 million and $1.6 million, respectively.
Mortgage loan servicing, net, generated income of $2.5 million and $0.5 million in the second quarters of 2026 and 2025, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in interest rates and the associated expected future prepayment levels and expected float rates. Capitalized mortgage loan servicing rights totaled $33.9 million and $31.5 million at June 30, 2026 and December 31, 2025, respectively.

Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Six months ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$1,625	$1,649	$3,261	$3,531
Fair value change due to price	1,838	(219)	2,771	(1,752)
Fair value change due to pay-downs	(1,003)	(862)	(1,926)	(1,753)
Loss on sale of originated servicing rights	$—	$(78)	—	(172)
Total	$2,460	$490	$4,106	$(146)

Non-interest expenses totaled $37.8 million in the second quarter of 2026, compared to $33.8 million in the year-ago period. The increase in non-interest expense is primarily due to increases in compensation and employee benefits, advertising, merger related expenses and data processing as well as a $0.4 million litigation expense recorded during the quarter.
The Company recorded income tax expense of $3.9 million in the second quarter of 2026. This compares to an income tax expense of $3.8 million in the second quarter of 2025. The 2026 second quarter income tax expense includes a $0.2 million benefit from transferable energy tax credits.

Asset Quality
A breakdown of non-performing loans by loan type is as follows (1):

	6/30/2026	12/31/2025	6/30/2025
Loan Type	(Dollars in thousands)
Commercial	$32,274	$23,531	$—
Mortgage	10,432	8,683	9,620
Installment	981	860	833
Sub total	43,687	33,074	10,453
Less - government guaranteed loans	10,890	9,947	2,249
Total non-performing loans	$32,797	$23,127	$8,204
Ratio of non-performing loans to total portfolio loans	0.74%	0.54%	0.20%
Ratio of non-performing assets to total assets	0.59%	0.44%	0.16%
Ratio of allowance for credit losses to total non-performing loans	200.24%	274.33%	745.45%
Ratio of allowance for credit losses to total portfolio loans	1.49%	1.48%	1.47%
(1) Non-performing loans include non-accrual loans and loans 90 days or more past due and still accruing interest.

The provision for credit losses was an expense of $2.72 million and $1.50 million in the second quarters of 2026 and 2025, respectively. The Company recorded loan net charge offs of $0.37 million in both of the second quarters of 2026 and 2025. At June 30, 2026, the allowance for credit losses for loans totaled $65.7 million, or 1.49% of total portfolio loans compared to $63.4 million, or 1.48% of total portfolio loans at December 31, 2025.

Commercial loans in the table above are primarily made up of one commercial development exposure totaling $28.18 million.

Balance Sheet, Capital and Liquidity
Total assets were $5.66 billion at June 30, 2026, an increase of $158.1 million from December 31, 2025. Loans, excluding loans held for sale, were $4.41 billion at June 30, 2026, compared to $4.28 billion at December 31, 2025.  Deposits totaled $4.86 billion at June 30, 2026, an increase of $100.5 million from December 31, 2025. This increase is primarily due to increases in non-interest bearing, savings and interest-bearing checking and reciprocal that were partially offset by a decrease in brokered time deposits.
Cash and cash equivalents totaled $165.5 million at June 30, 2026, versus $138.4 million at December 31, 2025. Securities available for sale (“AFS”) totaled $494.0 million at June 30, 2026, versus $495.9 million at December 31, 2025.

Total shareholders’ equity was $528.4 million at June 30, 2026, or 9.33% of total assets compared to $503.0 million or 9.14% at December 31, 2025. Tangible common equity totaled $499.3 million at June 30, 2026, or $24.24 per share compared to $473.7 million or $23.05 per share at December 31, 2025. The increases in shareholders’ equity as well as tangible common equity are primarily the result of earnings retention.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	6/30/2026	12/31/2025	Well Capitalized Minimum

Tier 1 capital to average total assets	9.67%	9.36%	5.00%
Common equity tier 1 capital to risk-weighted assets	11.45%	11.24%	6.50%
Tier 1 capital to risk-weighted assets	11.45%	11.24%	8.00%
Total capital to risk-weighted assets	12.70%	12.49%	10.00%

At June 30, 2026, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $688.9 million and $1.18 billion, respectively. We also had approximately $450.5 million in fair value of unpledged securities AFS and HTM at June 30, 2026 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $424.1 million.
Share Repurchase Plan
On December 16, 2025, the Board of Directors of the Company authorized the 2026 share repurchase plan. Under the terms of the 2026 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2026. During the six month period ended June 30, 2026, there were no shares of common stock repurchased.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, July 23, 2026.

To access via phone, participants will need to register using the following link where they will be provided a phone number and access code: https://register-conf.media-server.com/register/BI645bccc138044d5c9b0f8bf44d8ecd96.

In order to view the webcast and presentation slides, please go to https://edge.media-server.com/mmc/p/znkibk4a during the time of the call. A replay of the webcast will be available until July 23, 2027.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Grand Rapids, Michigan-based bank holding company and the parent company of Independent Bank and, as of July 1, 2026, Highpoint Community Bank. Independent Bank Corporation has total assets of approximately $6.3 billion and operates from 66 locations across Michigan’s Lower Peninsula. Founded in 1864 as First National Bank of Ionia, Independent Bank provides a full range of financial services, including commercial banking, consumer banking, mortgage lending, and investment services. Independent Bank expects to complete the full system integration of Highpoint Community Bank’s operations on November 9, 2026. Until conversion, customers of Highpoint Community Bank should continue using their existing Highpoint Community Bank branches, checks, bank cards, online and mobile banking, and other banking services as usual.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and are often identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “may,” “will,” “should,” “could,” “would,” “outlook,” and similar expressions. These statements include, without limitation, statements regarding our anticipated future financial performance and components of that performance, acquisition integration activities, expected benefits of the completed acquisition, and future plans, prospects and performance.

Forward-looking statements involve inherent risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include deterioration in general business and economic conditions or turbulence in domestic or global financial markets; changes in interest rates; changes in unemployment rates; deterioration in the credit quality of our loan portfolio or in the value of collateral securing loans; deterioration in the value of our investment securities; changes in funding availability or costs; legal and regulatory developments; the timing, cost and outcome of pending or threatened litigation and regulatory matters; changes in customer behavior and preferences; cybersecurity incidents or other data-security breaches; risks relating to the integration of Highpoint Community Bank, including customer and employee retention, systems conversion, unexpected costs, disruption to business relationships, and the risk that anticipated benefits may not be realized when expected or at all; and management’s ability to effectively manage the risks facing our business. Additional risk factors are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of future results. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	June 30, 2026	December 31, 2025
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$64,089	$52,235
Interest bearing deposits	101,361	86,152
Cash and Cash Equivalents	165,450	138,387
Equity securities at fair value	1,088	—
Securities available for sale	493,952	495,909
Securities held to maturity (fair value of $261,020 at June 30, 2026 and $282,830 at December 31, 2025)	287,574	309,523
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	18,940	18,102
Loans held for sale, carried at fair value	16,824	9,031
Loans
Commercial	2,359,988	2,213,557
Mortgage	1,533,268	1,524,821
Installment	520,608	537,907
Total Loans	4,413,864	4,276,285
Allowance for credit losses	(65,673)	(63,445)
Net Loans	4,348,191	4,212,840
Other real estate and repossessed assets, net	710	896
Property and equipment, net	44,549	38,972
Bank-owned life insurance	53,567	53,750
Capitalized mortgage loan servicing rights, carried at fair value	33,949	31,493
Other intangibles, net	771	1,001
Goodwill	28,300	28,300
Accrued income and other assets	169,976	167,516
Total Assets	$5,663,841	$5,505,720

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,030,460	$991,984
Savings and interest-bearing checking	2,143,895	2,113,260
Reciprocal	1,025,016	974,921
Time	662,248	662,858
Brokered time	514	18,659
Total Deposits	4,862,133	4,761,682
Other borrowings	127,005	77,003
Subordinated debentures	39,898	39,864
Accrued expenses and other liabilities	106,392	124,220
Total Liabilities	5,135,428	5,002,769

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,602,535 shares at June 30, 2026 and 20,548,893 shares at December 31, 2025	307,820	307,845
Retained earnings	276,934	252,794
Accumulated other comprehensive loss	(56,341)	(57,688)
Total Shareholders’ Equity	528,413	502,951
Total Liabilities and Shareholders’ Equity	$5,663,841	$5,505,720

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30,
				2026	2025
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$60,643	$59,249	$59,535	$119,892	$117,303
Interest on securities
Taxable	3,300	3,354	3,796	6,654	7,832
Tax-exempt	2,525	2,522	2,773	5,047	5,543
Other investments	826	1,044	774	1,870	2,344
Total Interest Income	67,294	66,169	66,878	133,463	133,022
Interest Expense
Deposits	18,322	18,397	20,462	36,719	41,417
Other borrowings and subordinated debt and debentures	1,070	917	1,801	1,987	3,305
Total Interest Expense	19,392	19,314	22,263	38,706	44,722
Net Interest Income	47,902	46,855	44,615	94,757	88,300
Provision for credit losses	2,717	362	1,500	3,079	2,221
Net Interest Income After Provision for Credit Losses	45,185	46,493	43,115	91,678	86,079
Non-interest Income
Interchange income	3,576	3,234	3,390	6,810	6,517
Service charges on deposit accounts	3,100	2,935	2,981	6,035	5,795
Net gains (losses) on assets
Mortgage loans	1,651	1,308	1,631	2,959	3,934
Equity securities at fair value	1,600	—	—	1,600	—
Securities available for sale	(90)	(26)	11	(116)	(319)
Mortgage loan servicing, net	2,460	1,646	490	4,106	(146)
Other	3,037	2,951	2,822	5,988	5,968
Total Non-interest Income	15,334	12,048	11,325	27,382	21,749
Non-interest Expense
Compensation and employee benefits	22,560	21,829	21,123	44,389	41,506
Data processing	4,152	3,952	3,847	8,104	7,576
Occupancy, net	2,073	2,413	2,046	4,486	4,269
Interchange expense	1,224	1,191	1,177	2,415	2,296
Advertising	1,180	1,210	833	2,390	1,694
Litigation expense	350	1,500	—	1,850	—
Furniture, fixtures and equipment	927	894	793	1,821	1,678
Loan and collection	1,038	752	744	1,790	1,530
FDIC deposit insurance	738	799	637	1,537	1,348
Legal and professional	613	591	500	1,204	979
Communications	464	593	470	1,057	1,061
Merger related expense	369	300	—	669	—
Other	2,121	2,287	1,592	4,408	4,087
Total Non-interest Expense	37,809	38,311	33,762	76,120	68,024
Income Before Income Tax	22,710	20,230	20,678	42,940	39,804
Income tax expense	3,905	3,355	3,801	7,260	7,337
Net Income	$18,805	$16,875	$16,877	$35,680	$32,467
Net Income Per Common Share
Basic	$0.91	$0.82	$0.81	$1.73	$1.56
Diluted	$0.90	$0.81	$0.81	$1.72	$1.54

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$47,902	$46,855	$46,354	$45,361	$44,615
Provision for credit losses	2,717	362	1,923	1,991	1,500
Non-interest income	15,334	12,048	11,958	11,937	11,325
Non-interest expense	37,809	38,311	36,078	34,131	33,762
Income before income tax	22,710	20,230	20,311	21,176	20,678
Income tax expense	3,905	3,355	1,739	3,674	3,801
Net income	$18,805	$16,875	$18,572	$17,502	$16,877

Basic net income per common share	$0.91	$0.82	$0.90	$0.85	$0.81
Diluted net income per common share	0.90	0.81	0.89	0.84	0.81
Cash dividend per share	0.28	0.28	0.26	0.26	0.26

Average shares outstanding	20,603,937	20,574,506	20,639,758	20,702,235	20,749,925
Average diluted shares outstanding	20,807,061	20,780,188	20,848,634	20,904,857	20,945,522

Performance Ratios
Return on average assets	1.37%	1.24%	1.35%	1.27%	1.27%
Return on average equity	14.52	13.43	14.75	14.57	14.66
Efficiency ratio (1)	60.64	64.33	61.18	58.86	59.67

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.20%	5.15%	5.24%	5.38%	5.35%
Interest expense	1.49	1.50	1.62	1.84	1.77
Net interest margin	3.71	3.65	3.62	3.54	3.58

Average Balances
Loans	$4,368,577	$4,315,371	$4,249,389	$4,201,557	$4,128,771
Securities	777,422	796,251	815,269	826,362	846,052
Total earning assets	5,219,641	5,209,360	5,162,381	5,159,681	5,036,090
Total assets	5,521,748	5,522,244	5,449,518	5,451,922	5,324,959
Deposits	4,812,586	4,832,089	4,774,179	4,786,408	4,646,639
Interest bearing liabilities	3,896,448	3,892,702	3,846,367	3,862,024	3,763,477
Shareholders' equity	519,439	509,523	499,445	476,422	461,720
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio (2)	8.86%	8.71%	8.65%	8.44%	8.16%
Tangible common equity ratio excluding accumulated other comprehensive loss (2)	9.67	9.61	9.51	9.35	9.24
Average equity to average assets	9.41	9.23	9.16	8.74	8.67
Total capital to risk-weighted assets (3)	13.78	13.79	13.59	13.67	14.20
Tier 1 capital to risk-weighted assets (3)	12.52	12.54	12.33	12.42	12.23
Common equity tier 1 capital to risk-weighted assets (3)	11.70	11.70	11.49	11.55	11.36
Tier 1 capital to average assets (3)	10.58	10.34	10.27	10.07	10.07
Common shareholders' equity per share of common stock	$25.65	$24.80	$24.48	$23.72	$22.65
Tangible common equity per share of common stock (2)	24.24	23.38	23.05	22.29	21.23
Total shares outstanding	20,602,535	20,585,805	20,548,893	20,691,604	20,715,650

Selected Balances
Loans	$4,413,864	$4,308,099	$4,276,285	$4,198,283	$4,164,367
Securities	781,526	783,302	805,432	824,033	838,813
Total earning assets	5,332,515	5,255,657	5,195,002	5,204,380	5,105,579
Total assets	5,663,841	5,557,509	5,505,720	5,493,113	5,418,519
Deposits	4,862,133	4,880,680	4,761,682	4,859,155	4,659,359
Interest bearing liabilities	3,998,576	3,956,431	3,886,565	3,897,487	3,832,845
Shareholders' equity	528,413	510,553	502,951	490,742	469,250
(2)Refer to Reconciliation of Non-GAAP Financial Measures.
(3)June 30, 2026 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$47,902	$44,615	$94,757	$88,300
Add: taxable equivalent adjustment	440	444	885	896
Net interest income - taxable equivalent	$48,342	$45,059	$95,642	$89,196
Net interest margin (GAAP) (1)	3.67%	3.55%	3.64%	3.50%
Net interest margin (Non-GAAP FTE) (1)	3.71%	3.58%	3.68%	3.54%
(1)Annualized.

Tangible Common Equity Ratio

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Dollars in thousands)
Common shareholders' equity	$528,413	$510,553	$502,951	$490,742	$469,250
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles, net	771	886	1,001	1,123	1,244
Tangible common equity	499,342	481,367	473,650	461,319	439,706
Addition:
Accumulated other comprehensive loss for regulatory purposes	50,544	55,226	51,891	54,833	64,089
Tangible common equity excluding accumulated other comprehensive loss adjustments	$549,886	$536,593	$525,541	$516,152	$503,795

Total assets	$5,663,841	$5,557,509	$5,505,720	$5,493,113	$5,418,519
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles, net	771	886	1,001	1,123	1,244
Tangible assets	5,634,770	5,528,323	5,476,419	5,463,690	5,388,975
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	50,544	55,226	51,891	54,833	64,089
Tangible assets excluding accumulated other comprehensive loss adjustments	$5,685,314	$5,583,549	$5,528,310	$5,518,523	$5,453,064

Common equity ratio	9.33%	9.19%	9.14%	8.93%	8.66%
Tangible common equity ratio	8.86%	8.71%	8.65%	8.44%	8.16%
Tangible common equity ratio excluding accumulated other comprehensive loss	9.67%	9.61%	9.51%	9.35%	9.24%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$528,413	$510,553	$502,951	$490,742	$469,250
Tangible common equity	$499,342	$481,367	$473,650	$461,319	$439,706
Shares of common stock outstanding (in thousands)	20,603	20,586	20,549	20,692	20,716

Common shareholders' equity per share of common stock	$25.65	$24.80	$24.48	$23.72	$22.65
Tangible common equity per share of common stock	$24.24	$23.38	$23.05	$22.29	$21.23
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.